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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


          Date of Report (date of earliest event reported):  April 2, 1998



                               WELLS FARGO & COMPANY
               (Exact name of registrant as specified in its charter)


               Delaware                 1-6214           No. 13-2553920
     (State or other jurisdiction  (Commission File      (IRS Employer
            of incorporation)           Number)        Identification No.)


               420 Montgomery Street, San Francisco, California 94163
                (Address of principal executive offices)  (Zip Code)


        Registrant's telephone number, including area code:  1-800-411-4932


                                   Not applicable
           (Former name or former address, if changed since last report)


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Item 5:   OTHER EVENTS

          On April 2, 1998, Wells Fargo Bank, N.A (Wells Fargo) and GMAC Mortgage Corporation (GMAC Mortgage) announced that they have entered into a letter of intent with respect to the acquisition by GMAC Mortgage of Wells Fargo's mortgage servicing business located in National City, California. GMAC Mortgage intends to acquire the servicing for approximately $28 billion of loans and to subservice approximately $6 billion of Wells Fargo's bank-owned loans. Negotiations will proceed towards the execution of a definitive agreement between Wells Fargo and GMAC Mortgage. The transaction is anticipated to be completed in June, although there is no assurance that the transaction will be completed.







                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 3, 1998.



                                   WELLS FARGO & COMPANY



                                   By:  FRANK A. MOESLEIN
                                        ---------------------------------
                                        Frank A. Moeslein
                                        Executive Vice President and Controller